Exhibit (a) (10)

            FORM OF ELECTION TO TRANSFER EMPLOYER'S SECONDARY CLASS 1
            ---------------------------------------------------------
                 NATIONAL INSURANCE LIABILITY IN RELATION TO THE
                 -----------------------------------------------
          NORTEL NETWORKS CORPORATION 1986 and 2000 STOCK OPTION PLANS
          ------------------------------------------------------------

When a UK employee exercises stock options, a National Insurance Contribution
(NIC) is incurred by both the employee and the employer on the amount which is recognized as employment income on the exercise. Legislation was introduced in March of 2000 enabling companies in the U.K. to reach an agreement with their employees to transfer the liability for the employer's contribution to the stock option holder.

Consistent with the practice of other U.K. companies, Nortel Networks has adopted this policy for all stock options granted under Nortel Networks Corporation 1986 Stock Option Plan and the Nortel Networks Corporation 2000 Stock Option Plan on and after July 1, 2001. UK employees will be requested to sign a separate Form of Election document that will formally transfer the liability for the charge from Nortel to the employee. This liability transfer applies to all grants on or after July 2001. Eligible employees who tender options in accordance with the Offer to Exchange dated June 20, 2001 will be responsible for the employer's NIC liability for all new options granted pursuant to the offer.

A series of Questions & Answers has been developed to answer questions and concerns you may have regarding this change to the stock option program in the UK. This information is available at http://studionta.ca.nortel.com/emplcomms/soep/ukqa.pdf

For a summary of the material aspects of the tax rules that may apply in the U.K. in connection with the Offer to Exchange dated June 20, 2001 please see http://studionta.ca.nortel.com/emplcomms/soep/Offer/taximplications.htm

Note: You must fully complete, sign and return both the Form of Election for the Nortel Networks Corporation 1986 and 2000 Stock Option Plans. Both fully completed and signed Forms of Election must accompany the signature page of your Acceptance Letter for the Offer to Exchange NO LATER THAN 11:59 P.M. eastern daylight savings time, MONDAY, JULY 23, 2001.

                                  Instructions
                                  ------------

1.   Read the documents carefully.
2.   Type or print your full name where specified on both Election Forms
3. Type or print the full name of your employing company and their address where specified on both Election Forms.
     (Note that a schedule listing UK companies and addresses is attached for your convenience.)
4.   The signature section of both Election Forms must be fully completed by:
     o    Printing your full name
     o    Signing with an original signature
     o    Printing your Employee ID Number (Global id number)
     o    Date that the Election Form is signed
5.   Send the fully completed and signed Election Forms by external mail or fax to:

         Nortel Networks Corporation
         Stock Option Administration - Option Exchange Program,
         c/o William M. Mercer Limited,
         70 University Avenue, P.O. Box 5
         Toronto, Ontario, M5J 2M4
         Canada
         FAX: 1-800-529-7101 (North America)
         or +1-416-865-4906 (Local/International)

            FORM OF ELECTION TO TRANSFER EMPLOYER'S SECONDARY CLASS 1
            ---------------------------------------------------------
                 NATIONAL INSURANCE LIABILITY IN RELATION TO THE
                 -----------------------------------------------
               NORTEL NETWORKS CORPORATION 1986 STOCK OPTION PLAN
               --------------------------------------------------

WHEREAS:

     (1) ("the Employee") is eligible to receive option grants ("the Options") pursuant to the Nortel Networks Corporation 1986 Stock Option Plan ("the Plan"). The address of Nortel
          Networks Corporation is 8200 Dixie Road, Suite 100, Brampton, Ontario, L6T 5P6, Canada.

     (2) This Form of Election relates to employees of employing companies listed in the Schedule hereto.

1. The Employee acknowledges that he will be liable to pay employee's primary Class 1 National Insurance Contributions ("the Primary Contributions") on the exercise or assignment or release or cancellation of the Options, pursuant to section 4(4)(a) of the Social Security Contributions and Benefits Act 1992. The Primary Contributions will be payable (i) on the exercise of the Options, on the difference between the actual exercise price paid and the amount of the consideration (if any) given for the Options and the market value of the shares to which the exercise relates; or (ii) on the assignment or release or cancellation of the Options, on the difference between the amount of the consideration (if any) given for the Options and the amount or value of the consideration received in respect of the assignment or release or cancellation.

2.   The Employee and                               (insert name of employing
     company from Schedule) of                              (address) ("the
     Employer") hereby elect that the entire liability of the Employer to pay secondary Class 1 National Insurance Contributions on the exercise or assignment or release or cancellation of Options granted under the Plan on or after 1 July 2001 up to 31 December 2020 or, if earlier, the termination of the Plan ("the Secondary Contributions") is hereby transferred to the Employee. The Secondary Contributions will also be payable (i) on the exercise of the Options, on the difference between the actual exercise price paid and the amount of the consideration (if any) given for the Options and the market value of the shares to which the exercise relates; or (ii) on the assignment or release or cancellation of the Options, on the difference between the amount of the consideration (if any) given for the Options and the amount or value of the consideration received in respect of the assignment or release or cancellation. The purpose of this Form of Election is to transfer the Employer's liability for the Secondary Contributions to the Employee.

3. The Employee hereby authorises the Employer to collect the Secondary Contributions from the Employee within 30 days after the exercise or assignment or release or cancellation of the Options or, if earlier, within 14 days after the end of the tax month during which the exercise or assignment or release or cancellation takes place:

          (i) by deduction from salary or other earnings payable to the Employee at any time on or after the date of exercise or assignment or release or cancellation of the Options; and/or

          (ii) directly from the Employee by payment in cleared funds; and/or

          (iii) by withholding some or all of the shares due to the Employee on the exercise of the Options until the Secondary Contributions have been paid; and/or

          (iv) by requiring the Employee to sell some of the shares he or she is entitled to receive on the exercise of the Options to raise the necessary funds to pay the Secondary Contributions.

4. The Employee and the Employer agree to be bound by the terms of this Form of Election.

5. This Form of Election will apply regardless of whether the Employee is outside the United Kingdom or no longer employed by the Employer on the date on which the liability to pay Secondary Contributions arises.

6. This Form of Election will continue in effect until such time (if ever) as both the Employee and the Employer agree that it should cease to have effect or, if earlier, until the date the Inland Revenue may withdraw approval of this Form of Election. This Form of Election will cease to have effect after due payment of the Secondary Contributions in respect of the exercise or assignment or release or cancellation of all Options granted at any time under the Plan.

7. The Employer agrees to remit the Secondary Contributions to the Inland Revenue on behalf of the Employee within 14 days after the end of the tax month during which the exercise or assignment or release or cancellation of the Options takes place.

Name of Employee:

Signature of Employee:

Employee ID Number (GID):

Date:

Signed on behalf of:

Nortel Networks UK Limited,

Signed by (Print Name): John Cartland

Signature:

Date: June 20, 2001

Clarify Limited,
Periphonics Limited,
Architel Sytems (UK) Limited

Signed by (Print Name): Gordon Davies

Signature:

Date: June 20, 2001

            FORM OF ELECTION TO TRANSFER EMPLOYER'S SECONDARY CLASS 1
            ---------------------------------------------------------
                 NATIONAL INSURANCE LIABILITY IN RELATION TO THE
                 -----------------------------------------------
               NORTEL NETWORKS CORPORATION 2000 STOCK OPTION PLAN
               --------------------------------------------------

WHEREAS:

     (1) ("the Employee") is eligible to receive option grants ("the Options") pursuant to the Nortel Networks Corporation 2000 Stock Option Plan ("the Plan"). The address of Nortel Networks Corporation is 8200 Dixie Road, Suite 100, Brampton, Ontario, L6T 5P6, Canada.

     (2) This Form of Election relates to employees of employing companies listed in the Schedule hereto.

1. The Employee acknowledges that he will be liable to pay employee's primary Class 1 National Insurance Contributions ("the Primary Contributions") on the exercise or assignment or release or cancellation of the Options, pursuant to section 4(4)(a) of the Social Security Contributions and Benefits Act 1992. The Primary Contributions will be payable (i) on the exercise of the Options, on the difference between the actual exercise price paid and the amount of the consideration (if any) given for the Options and the market value of the shares to which the exercise relates; or (ii) on the assignment or release or cancellation of the Options, on the difference between the amount of the consideration (if any) given for the Options and the amount or value of the consideration received in respect of the assignment or release or cancellation.

2.   The Employee and                                 (insert name of employing
     company from Schedule) of                             (insert address)
    ("the Employer") hereby elect that the entire liability of the Employer to pay secondary Class 1 National Insurance Contributions on the exercise or assignment or release or cancellation of Options granted under the Plan on or after 1 July 2001 up to 31 December 2020 or, if earlier, the termination of the Plan ("the Secondary Contributions") is hereby transferred to the Employee. The Secondary Contributions will also be payable (i) on the exercise of the Options, on the difference between the actual exercise price paid and the amount of the consideration (if any) given for the Options and the market value of the shares to which the exercise relates; or (ii) on the assignment or release or cancellation of the Options, on the difference between the amount of the consideration (if any) given for the Options and the amount or value of the consideration received in respect of the assignment or release or cancellation. The purpose of this Form of Election is to transfer the Employer's liability for the Secondary Contributions to the Employee.

3. The Employee hereby authorises the Employer to collect the Secondary Contributions from the Employee within 30 days after the exercise or assignment or release or cancellation of the Options or, if earlier, within 14 days after the end of the tax month during which the exercise or assignment or release or cancellation takes place:

          (i) by deduction from salary or other earnings payable to the Employee at any time on or after the date of exercise or assignment or release or cancellation of the Options; and/or

          (ii) directly from the Employee by payment in cleared funds; and/or

          (iii) by withholding some or all of the shares due to the Employee on the exercise of the Options until the Secondary Contributions have been paid; and/or

          (iv) by requiring the Employee to sell some of the shares he or she is entitled to receive on the exercise of the Options to raise the necessary funds to pay the Secondary Contributions.

4. The Employee and the Employer agree to be bound by the terms of this Form of Election.

5. This Form of Election will apply regardless of whether the Employee is outside the United Kingdom or no longer employed by the Employer on the date on which the liability to pay Secondary Contributions arises.

6. This Form of Election will continue in effect until such time (if ever) as both the Employee and the Employer agree that it should cease to have effect or, if earlier, until the date the Inland Revenue may withdraw approval of this Form of Election. This Form of Election will cease to have effect after due payment of the Secondary Contributions in respect of the exercise or assignment or release or cancellation of all Options granted at any time under the Plan.

7. The Employer agrees to remit the Secondary Contributions to the Inland Revenue on behalf of the Employee within 14 days after the end of the tax month during which the exercise or assignment or release or cancellation of the Options takes place.

Name of Employee:

Signature of Employee:

Employee ID Number (GID):

Date:

Signed on behalf of:

Nortel Networks UK Limited,

Signed by (Print Name): John Cartland

Signature:

Date:  June 20, 2001

Clarify Limited,
Periphonics Limited,
Architel Sytems (UK) Limited

Signed by (Print Name): Gordon Davies


Signature:

Date: June 20, 2001

                          SCHEDULE TO FORM OF ELECTION

The employing companies to which this Form of Election relates are:

1.  Nortel Networks UK Limited
    Maidenhead Office Park
    Westacott Way,
    Maidenhead, Berkshire, SL6 3QH

2.  Clarify Limited
    Maidenhead Office Park
    Westacott Way,
    Maidenhead, Berkshire, SL6 3QH

3.  Periphonics Limited
    Maidenhead Office Park
    Westacott Way,
    Maidenhead, Berkshire, SL6 3QH

4.  Architel Systems (UK) Limited
    Maidenhead Office Park
    Westacott Way,
    Maidenhead, Berkshire, SL6 3QH